FIRST BANCORP ANNOUNCES APPOINTMENT OF
AN EXECUTIVE VICE PRESIDENT AND FUTURE SUCCESSOR
TO THE CHIEF FINANCIAL OFFICER

San Juan, Puerto Rico, May 7, 2009 – First BanCorp (the “Corporation”) (NYSE: FBP) today announced the appointment, effective May 11, 2009, of Mr. Orlando Berges as Executive Vice President of the Corporation and who will succeed Mr. Fernando Scherrer, currently Executive Vice President and Chief Financial Officer. Mr. Scherrer, who has led the Corporation’s finance function since July 2006, has informed the Corporation of his intention to resign effective approximately July 31, 2009.

Mr. Berges joins the Corporation with over 30 years of experience in the financial, administration, public accounting and business sectors. Prior to joining the Corporation, Mr. Berges served as Executive Vice President of Administration of Banco Popular de Puerto Rico. He has been responsible for supervising the finance, operations, real estate, and administration functions in both Puerto Rico and U.S. markets. Mr. Berges also served as Executive Vice President and Chief Officer for Financial, Operations and Administration of Banco Popular North America, and as Regional Manager of a branch network of Banco Popular de Puerto Rico. Mr. Berges is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and of the Puerto Rico Society of Certified Public Accountants. He holds a Bachelor’s Degree in Business Administration with a concentration in accounting from the University of Puerto Rico.

Mr. Berges will report directly to Luis M. Beauchamp, Chairman and Chief Executive Officer of First BanCorp. “We are very pleased to have Orlando join our executive team. We welcome his extensive knowledge of financial systems and markets, and impressive professional achievements. Throughout his career, Orlando has demonstrated successful leadership and accomplishments in various corporate functions. I look forward to working closely with Orlando and anticipate his excellent contributions in assisting the Corporation to accomplish its strategic objectives in the years ahead,” said Mr. Beauchamp.

Mr. Scherrer joined the Corporation in 2006, in times of great challenges, to manage the restatement process and the reorganization of the accounting and finance functions. Mr. Beauchamp commented on Mr. Scherrer’s pending departure, “We understand Fernando’s desire to return to the private practice as a business and accounting consultant. His individual accomplishments at First BanCorp have been far too many to recite; he has played key roles in corporate finance, strategic business planning and investor relations. Fernando will continue in his current position through the end of July 2009 and will work closely with Orlando to ensure a smooth and orderly transition of the CFO responsibilities. We wish Fernando all the best in his future endeavors, and we extend to him our deepest gratitude for his commitment to the Corporation.”

Mr. Scherrer stated, “It has been a pleasure to work with Luis, the Board of Directors, and the rest of the executives as well as my whole team at First BanCorp. Having expeditiously completed the restatement and satisfactorily resolved all legal and regulatory actions, and having raised additional capital to strengthen its balance sheet, I feel the Corporation is well positioned to face the challenges that lie ahead under the unprecedented credit crisis.”

About First BanCorp

First BanCorp is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida; of FirstBank Insurance Agency; and of Ponce General Corporation. First BanCorp, FirstBank Puerto Rico and FirstBank Florida, the thrift subsidiary of Ponce General, all operate within U.S. banking laws and regulations. The Corporation operates a total of 194 branches, stand-alone offices and in-branch service centers throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are Money Express, a finance company; First Leasing and Car Rental, a car and truck rental leasing company; and FirstMortgage, a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Insurance VI, an insurance agency, and First Express, a small loan company. First BanCorp’s common and publicly-held preferred shares trade on the New York Stock Exchange under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE. Additional information about First BanCorp may be found at www.firstbankpr.com.

Safe Harbor

This press release may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, the risks arising from credit and other risks of the Corporation’s lending and investment activities, including the condo conversion loans from its Miami Corporate Banking operations and the construction and commercial loan portfolios in Puerto Rico, which have affected and may continue to affect, among other things, the level of non-performing assets, charge-offs and the provision expense; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; decrease demand for the Corporation’s products and services and lower revenues and earnings because of the recession in the United States, the continued recession in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; changes in general economic conditions in the United States and Puerto Rico, including the interest rate scenario, market liquidity, rates and prices, and the disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for the Corporation’s products and services and the value of the Corporation’s assets, including the value of the interest rate swaps that economically hedge the interest rate risk mainly relating to brokered certificates of deposit and medium-term notes as well as other derivative instruments used for protection from interest rate fluctuations; uncertainty about the impact of measures adopted by the Puerto Rico government in response to its fiscal situation on the different sectors of the economy; uncertainty about the effectiveness and impact of the U.S. government’s rescue plan, including the bailout of U.S. housing government-sponsored agencies, on the financial markets in general and on the Corporation’s business, financial condition and results of operations; risks of not being able to recover all assets pledged to Lehman Brothers Special Financing, Inc.; changes in the Corporation’s expenses associated with acquisitions and dispositions; risks associated with the soundness of other financial institutions; developments in technology; the impact of Doral Financial Corporation’s and R&G Financial Corporation’s financial condition on the repayment of their outstanding secured loans to the Corporation; the Corporation’s ability to issue brokered certificates of deposit and fund operations; risks associated with downgrades in the credit ratings of the Corporation’s securities; general competitive factors and industry consolidation; and risks associated with regulatory and legislative changes for financial services companies in Puerto Rico, the United States, and the U.S. and British Virgin Islands, which could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from those anticipated or projected. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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CONTACT:
Alan Cohen, SVP
Marketing & Public Relations
Office (787) 729-8256
alan.cohen@firstbankpr.com
First BanCorp [NYSE: FBP]